Exhibit 10.4
GUARANTY OF COMPLETION
This GUARANTY OF COMPLETION (this “Guaranty”) is executed as of March 18, 2019 by ALLEGIANT TRAVEL COMPANY, a Nevada corporation, having an address at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 (“Allegiant Guarantor”), and SUNRISE ASSET MANAGEMENT LLC, a Nevada limited liability company, having an address at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 (“Sunrise Guarantor”, and together with Allegiant Guarantor, jointly and severally, and individually and collectively as the context may require, “Guarantor”), for the benefit of TPG SPECIALTY LENDING, INC., a Delaware corporation, having an address at 2100 McKinney Avenue, Suite 1030, Dallas, TX 75201 (together with its successors and assigns, hereinafter referred to as “Agent”), for the benefit of TPG SPECIALTY LENDING, INC., a Delaware corporation, SSPC 1, LLC, a Delaware limited liability company, and SSPC 2, LLC, a Delaware limited liability company, each having an address at 2100 McKinney Avenue, Suite 1030, Dallas, TX 75201, collectively, as lender (together with their respective successors and assigns, individually or collectively as the context may require, “Lender”).
W I T N E S S E T H:
A.    Lender is prepared to make a loan to SUNSEEKER FLORIDA, INC., a Florida corporation, having its principal place of business at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 (together with its permitted successors and assigns, “Borrower”) in the maximum aggregate principal amount of up to NE HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($175,000,000.00) (the “Loan”) pursuant to that certain Construction Loan Agreement (the “Loan Agreement”), of even date herewith among Borrower, Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan is evidenced by, among other things, that certain Promissory Note made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith from Borrower for the benefit of Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”), which Mortgage encumbers certain real property (the “Property”) more particularly described therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
B.    Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees the payment and performance to Lender and Agent of the Guaranteed Obligations (as defined below).
C.    Allegiant Guarantor indirectly owns and controls 100% of the equity interests in Borrower and Sunrise Guarantor is an Affiliate of Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.
NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender and Agent may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE 1
NATURE AND SCOPE OF GUARANTY
Section 1.1.    Guaranty of Obligations.
(a)    Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender and Agent, and their successors and assigns, that Borrower shall commence, construct, develop and complete the Project through Final Completion, in a good and workmanlike manner and in strict accordance with the terms and conditions of the Loan Agreement and the other Loan Documents, and in accordance with the Plans and Specifications and Project Scope in all material respects (the “Required Work”).

For avoidance of doubt, (x) all references to the “Plans and Specifications” herein shall include all revisions and modifications thereto that are made pursuant to and in accordance with the terms of the Loan Agreement and the other Loan Documents; and (y) all references to the “Final Completion Date” shall include any extensions thereof provided for under the terms of the Loan Agreement and the Other Loan Documents.
Furthermore, Guarantor shall:
(i)    cause to be commenced, performed, constructed, erected, installed and fully completed, the Required Work, all pursuant to and in accordance with the terms and conditions of the Loan Documents and the Legal Requirements, free and clear of any and all Liens (excluding any Liens created by or permitted under the Loan Documents), in accordance with the Plans and Specifications in all material respects, and in all events on or before the Final Completion Date, time being of the essence (collectively, the “Guaranteed Work”). Without limiting the generality of the foregoing, Guarantor guarantees that with respect to such Guaranteed Work: (A) performance of the Guaranteed Work shall commence and be completed within the time limits set forth in the Loan Agreement and the Construction Schedule (including all extensions thereof provided for in the Loan Agreement), provided that if the Required Work is not complete by the Final Completion Date, Guarantor shall continue to complete the Required Work as soon as commercially possible; (B) the Guaranteed Work shall be performed and completed in accordance with the Loan Documents and the Plans and Specifications and Project Scope (in all material respects), without material deviation therefrom unless approved by Agent in writing; (C) all costs and expenses of performing the Guaranteed Work shall be paid as and when properly due and payable, including without limitation, all claims and demands for labor, materials, supplies and/or services incurred or used to construct and complete the Guaranteed Work; and (D) all Carry Costs of the Property through Final Completion;
(ii)    until Final Completion, except as otherwise permitted or provided for under the Loan Agreement, cause the Property to be free and clear of any Liens of any nature connected with or arising from the performance and completion of the Guaranteed Work (excluding any Liens created by the Loan Documents or arising solely from the operation of the Property and not otherwise attributable to the performance of the Guaranteed Work), whether equal or prior in lien or other priority or subordinate to the lien of the Mortgage, and fully reimburse Lender, Agent and their Affiliates for any and all sums expended or incurred by any of Lender, Agent, Construction Consultant or Servicer in a manner consistent with the terms and conditions of the Loan Agreement to pay or discharge any Liens entered or filed against the Property, including, without limitation, any and all out-of-pocket costs, damages, expenses and attorneys’ fees that any such Person may suffer or incur by reason thereof;
(iii)    fully reimburse Lender, Agent, Construction Consultant and/or Servicer for any and all amounts expended or incurred by Lender, Agent, Construction Consultant and/or Servicer for or toward the performance and completion of the Guaranteed Work that are incurred or undertaken in accordance with the terms and conditions of the Loan Agreement, following any notice to Borrower or Guarantor that is required thereunder, (including, without limitation, any and all amounts expended or incurred by Lender, Agent or Construction Consultant to engage and contract with a general contractor or subcontractors to complete the Guaranteed Work) as a result of the failure by Borrower or Guarantor to prosecute the Guaranteed Work diligently and complete the same in accordance with the terms and conditions of the Loan Documents (hereafter, the “Guaranteed Amounts”);
(iv)    fully indemnify, defend and hold Lender, Agent, Construction Consultant and Servicer harmless from and against any and all out-of-pocket costs, claims, actions, causes of action, losses, liabilities or expenses, including, without limitation, attorney’s fees and court costs and damages arising out of a judgment against Lender, Agent or the Project as a result of any delay in completion of the Guaranteed Work, in each case, related to or resulting or arising from any failure by Borrower or Guarantor (1) to diligently prosecute the construction of the Guaranteed Work in accordance with the requirements of the Loan Agreement and the other Loan Documents, or (2) to fully perform and complete the Guaranteed Work as and when required under the Loan Documents (the “Indemnified Liabilities”); and
(v)    with respect to Sunrise Guarantor only, deposit funds into the Completion Guarantor Cash Collateral Account as required by Section 7.8 of the Loan Agreement.

The liabilities of Guarantor under this Section 1.1 shall not be limited by the amount of the Loan, but shall be determined, solely by the cost of performance and completion of the Guaranteed Work and the performance of the other undertakings set forth in this Section 1.1.
(b)    If Guarantor undertakes to complete the Guaranteed Work as provided above, Guarantor shall comply with all of the requirements of the Loan Documents relating to the Guaranteed Work, provided that Advances are made available to Guarantor in accordance with Section 1.11 hereof. If Guarantor fails to comply with such requirements of the Loan Documents relating to the Guaranteed Work, and then if Lender or Agent following such failure exercises its right under the Loan Agreement and the other Loan Documents to take possession of the Property and complete the Required Work, the provisions of Section 1.1(c) of this Guaranty shall apply; any Guaranteed Amounts expended or Indemnified Liabilities incurred by Lender and not reimbursed within five (5) days of written demand to Guarantor shall accrue interest at the Default Rate.
(c)    Notwithstanding the provisions of Section 1.1(b) above, if Lender or Agent exercises its right under the Loan Agreement and the other Loan Documents to take possession of the Property and complete the Required Work upon Guarantor’s failure to comply with the provisions of Section 1.1(a)(i) above following written notice to Guarantor under Section 1.2 hereof, Guarantor shall, thereafter, no longer have the right to complete the Required Work, but shall remain liable for all other obligations under this Guaranty.
(d)    Guarantor acknowledges and agrees that it shall remain liable for the full amount of the Guaranteed Obligations hereunder regardless of any funding for the Project contributed by Borrower (including the Required Equity or any Borrower Funds). Guarantor hereby consents to Lender’s application of payments of any kind, including through the proceeds of the realization on collateral, to any of the foregoing fees, costs or expenses, or interest or principal, in such order as Lender may elect, under the terms of the Loan Agreement, it being the understanding and agreement of Guarantor that Lender shall be entitled to apply such proceeds in any manner permitted or provided for under the terms of the Loan Agreement.
(e)    The payment, compliance and performance obligations guaranteed by Guarantor pursuant to this Section 1.1 are hereinafter collectively referred to as the “Guaranteed Completion Obligations”.
Section 1.2.    Remedies. If Guarantor fails to promptly perform any of its obligations under this Guaranty, Lender and Agent shall have the following remedies, together with any other remedies under this Guaranty or at law or in equity:
(a)    At Agent’s option, following the failure of Guarantor to commence diligently, timely and continuously performing any of the Guaranteed Completion Obligations within ten (10) Business Days after written notice by Agent demanding same, Agent may, in its sole discretion, proceed to perform on behalf of Guarantor any or all the Guaranteed Completion Obligations hereunder and Guarantor shall thereafter, within five (5) days after Agent’s written demand, and whether or not such Guaranteed Completion Obligations are actually completed by Agent, pay to Agent all Guaranteed Amounts expended or incurred by Lender, Agent, Servicer and/or Construction Consultant in performing the Guaranteed Completion Obligations, together with interest on such sum at the Default Rate if such sums are not paid by the fifth (5th) day after Agent’s written demand therefor; and
(b)    From time to time following (i) an Event of Default on the part of Borrower under the Loan Agreement or other Loan Documents, (ii) a failure of Guarantor within ten (10) Business Days thereafter to commence and thereafter diligently, timely and continuously perform any of the Guaranteed Completion Obligations, and (iii) failure of Guarantor to pay amounts payable from Guarantor under Section 1.2(a) above within five (5) days of Agent’s written demand, and without first requiring performance by Borrower or exhausting any or all security for the Loan, to bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender, Agent, Construction Consultant or their Affiliates as a direct or indirect consequence of the failure of Guarantor to perform the Guaranteed Completion Obligations together with interest thereon at Default Rate.

Section 1.3.    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. The obligations of Guarantor under this Guaranty shall be unlimited in amount and primary, irrevocable, direct and immediate and not conditional or contingent upon pursuit by Lender or Agent of any remedies it may have against Borrower under the Loan Agreement or the other Loan Documents or any remedies it might have against any other Person; provided, however, that such obligations shall not exceed the amount of the Guaranteed Completion Obligations together with other amounts specifically recoverable hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Completion Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Completion Obligations may be increased or reduced or otherwise modified in any manner or to any extent shall not release, diminish or discharge the obligation of Guarantor to Lender and Agent with respect to the Guaranteed Completion Obligations. This Guaranty may be enforced by Agent (on behalf of Lender and any subsequent holder of the Note) and shall not be discharged by the assignment or negotiation of all or any part of the Loan.
Section 1.4.    Guaranteed Completion Obligations Not Reduced by Offset. The Guaranteed Completion Obligations and the liabilities and obligations of Guarantor to Lender and Agent hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other Person (including, without limitation, Guarantor) against Lender and Agent or against payment of the Guaranteed Completion Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Completion Obligations (or the transactions creating the Guaranteed Completion Obligations) or otherwise other than indefeasible payment in full of the Guaranteed Completion Obligations. Lender’s and Agent’s rights under this Guaranty shall be in addition to all rights of Lender and Agent under the Note, the Mortgage and the other Loan Documents. FURTHER, PAYMENTS MADE BY GUARANTOR UNDER THIS GUARANTY SHALL NOT REDUCE IN ANY RESPECT BORROWER’S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS EXCEPT WITH RESPECT TO, AND TO THE EXTENT OF, BORROWER’S OBLIGATION AND LIABILITY FOR THE PAYMENT MADE BY GUARANTOR.
Section 1.5.    Payment By Guarantor. If any payment required to be made by Guarantor with respect to the Guaranteed Completion Obligations shall not be immediately paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender or Agent and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Completion Obligations to Lender or Agent at Lender’s or Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Completion Obligations and may be made from time to time with respect to the same or different items of Guaranteed Completion Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
Section 1.6.    No Duty To Pursue Others. It shall not be necessary for Lender or Agent (and Guarantor hereby waives any rights which Guarantor may have to require Lender or Agent), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Completion Obligations or any other Person, (ii) enforce Lender’s and Agent’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s and Agent’s rights against any other guarantors of the Guaranteed Completion Obligations, (iv) join Borrower or any others liable on the Guaranteed Completion Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender and Agent against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Completion Obligations. Neither Lender nor Agent shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Completion Obligations.
Section 1.7.    Waivers.
(a)    Guarantor agrees to the provisions of the Loan Documents and with respect thereto hereby waives notice (to the extent such notice is not otherwise expressly required pursuant to the terms of one of the other Loan Documents) of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower, Agent and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Property, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s or Agent’s transfer or disposition of the Guaranteed Completion Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Completion Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender or Agent and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Completion Obligations and/or the obligations hereby guaranteed.
(b)    Guarantor hereby expressly waives and releases all claims, objections and defenses it may have as a potential surety for Borrower and agrees not to assert any such matters in opposition to the enforcement of Agent’s or Lender’s rights under this Guaranty.
Section 1.8.    Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon written demand by Lender or Agent, pay Lender or Agent all out-of-pocket costs and expenses (including reasonable court costs and attorneys’ fees) incurred by Lender or Agent in the enforcement hereof or the preservation of Lender’s and Agent’s rights hereunder, and if not paid within 5 days of such written demand, Guarantor shall pay interest thereon at the Default Rate from and after the date of the written demand of Lender or Agent until such expenses are paid to Agent; provided, however, if an Event of Default under the Loan Documents has occurred and is continuing on the date such expenses are incurred by Agent, such interest shall accrue from and after the date such expenses are incurred until such expenses are paid to Agent. The covenants contained in this Section shall survive the payment and performance of the Guaranteed Completion Obligations.
Section 1.9.    Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, (a) Lender or Agent must rescind or restore any payment or any part thereof received by Lender or Agent in satisfaction of the Guaranteed Completion Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender or Agent shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect, and (b) notwithstanding any other provision of this Guaranty, (i) all amounts then or thereafter payable hereunder shall be and remain immediately due and payable and (ii) Guarantor hereby waives all demands and notices of every kind. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender and Agent shall not be deemed to have waived any right which Lender or Agent may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender and Agent in accordance with the Loan Documents.
Section 1.10.    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender or Agent), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for the payment of any or all of the Guaranteed Completion Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the indefeasible payment in full of the Obligations under the Loan Documents.
Section 1.11.    Advances of Loan to Guarantor.
(a)    If, prior to Final Completion of the Project, no Guarantor Event of Default (as defined below) shall have occurred and be continuing, Agent and Lender may, in their sole discretion, agree to make further Advances of the Loan to Guarantor under, in accordance with, and subject to, the terms and conditions of the Loan Agreement solely for the purpose of paying Project Related Costs in accordance with the terms of the Loan Agreement; provided, however, that the obligation of Lender to make any such Advances shall be subject to the terms and conditions of this Section 1.11.
(b)    With respect to each such Advance:
(i)    Guarantor shall acknowledge that the agreement by Lender to make such further Advances to Guarantor pursuant to this Section 1.11 shall not prejudice or impair the right of Lender to demand performance by Borrower of its obligations under the Loan Documents, to declare Defaults or Events of Default under the Loan Documents, to exercise any rights and remedies thereunder or be deemed to be a waiver, estoppel, acceptance of course of conduct or forbearance by Lender under such Loan Documents;
(ii)    no Event of Default shall exist under Sections 8.1(a) (vi), (vii), (ix) or (xi) of the Loan Agreement (subject to the provisos in such Section),
(iii)    there shall exist no other Event of Default under the Loan Agreement that is susceptible of being cured by Borrower or Guarantor on Borrower’s behalf (except to the extent that (a) an Event of Default otherwise exists solely as a result of Guarantor’s failure to pay certain sums required to be paid pursuant to the Loan Agreement, (b) such Event of Default would be cured if Lender advanced funds to Guarantor to make such payment, and (c) Guarantor has otherwise satisfied all conditions hereunder to the making of such Advance);
(iv)    Guarantor shall satisfy all of Borrower obligations which are conditions precedent to Advances of the Loan, other than (I) Sections 2.9.1(c) (but solely to the extent that such representations are being diligently cured by Guarantor if the same (including the facts underlying the same) are susceptible of being cured), and (II) as set forth in the immediately preceding clause (iii); and
(v)    all Advances of the Loan made to Guarantor pursuant to this Section 1.11 shall be used only for the purpose of performing the Guaranteed Completion Obligations.
(c)    Nothing contained in this Section 1.11 shall in any way limit, impair or affect the rights, remedies and options of Agent or Lender under any of the Loan Documents.
(d)    “Guarantor Event of Default” means each of the following events:
(i)    the failure of Guarantor to pay or perform any of the Guaranteed Completion Obligations hereunder within the applicable period for payment or performance hereunder (beyond the expiration of any applicable grace, notice and/or cure period) (except to the extent that (a) any such failure exists solely as a result of Guarantor’s failure to pay certain sums required to be paid pursuant to the Loan Agreement, (b) such failure would be cured if Lender advanced funds to Guarantor to make such payment, and (c) Guarantor has otherwise satisfied all conditions hereunder to the making of such Advance);
(ii)    the failure of the Allegiant Guarantor, to the extent of the Allegiant Guarantor’s obligations under the Guaranty of Payment of event date herewith, to pay or perform any of the “Guaranteed Obligations” or other indemnifications or liabilities within the applicable period for payment or performance stated thereunder (beyond the expiration of any applicable grace, notice and/or cure period) (except to the extent that (a) an such failure exists solely as a result of Guarantor’s failure to pay certain sums required to be paid pursuant to the Loan Agreement, (b) such failure would be cured if Lender advanced funds to Guarantor to make such payment, and (c) Guarantor has otherwise satisfied all conditions hereunder to the making of such Advance); and/or
(iii)    If Guarantor is in breach, beyond the expiration of any applicable grace, notice and/or cure period, of any of its representations, covenants or other obligations set forth in this Guaranty or in any other Loan Document.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following and agrees that until full performance of the Guaranteed Obligations, Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
Section 2.1.    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Completion Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower, Agent and Lender or any other parties pertaining to the Guaranteed Completion Obligations or any failure of Agent or Lender to notify Guarantor of any such action. In furtherance and not in limitation of the foregoing, Guarantor authorizes Agent and Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (i) approve modifications to the Guaranteed Work, including without limitation, the Required Work, the Plans and Specifications, the Project Budget, the Business Plan, and the Construction Schedule, as and when requested by Borrower; (ii) change the terms or conditions of disbursement of the Loan; (iii) otherwise modify or amend the Loan Documents, including, without limitation, making changes in the terms of repayment of the Loan or modifying, extending or renewing payment dates; releasing or subordinating security in whole or in part; changing the interest rate; or advancing additional funds in its discretion for purposes related to the purposes specified in the Loan Agreement; or (iv) assign this Guaranty in whole or in part in accordance with the assignment of all or any portion of the Loan by Lender. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Completion Obligations as a primary obligor.
Section 2.2.    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Agent or Lender to Borrower or Guarantor.
Section 2.3.    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Completion Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
Section 2.4.    Invalidity of Guaranteed Completion Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Completion Obligations or any document or agreement executed in connection with the Guaranteed Completion Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Completion Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Completion Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Completion Obligations acted in excess of their authority, (iv) the Guaranteed Completion Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Completion Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Completion Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Completion Obligations or executed in connection with the Guaranteed Completion Obligations or given to secure the repayment of the Guaranteed Completion Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Completion Obligations or any part thereof for any reason.

Section 2.5.    Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Completion Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Completion Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to perform or pay the Guaranteed Completion Obligations in full as provided for herein, without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Completion Obligations or that Lender or Agent will look to other Persons (including Borrower) to pay or perform the Guaranteed Completion Obligations.
Section 2.6.    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Completion Obligations.
Section 2.7.    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Completion Obligations.
Section 2.8.    Care and Diligence. Except as and to the extent otherwise provided in the Loan Documents, the failure of Lender or Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Agent or Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Completion Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Completion Obligations, in each case except to the extent such failure results from Lender’s or Agent’s gross negligence or willful misconduct.
Section 2.9.    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Completion Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Completion Obligations.
Section 2.10.    Offset. Any existing or future right of offset, claim or defense of Borrower against Lender or Agent, or any other Person (including, without limitation, Guarantor), or against payment of the Guaranteed Completion Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Completion Obligations (or the transactions creating the Guaranteed Completion Obligations) or otherwise.
Section 2.11.    Merger. The reorganization, merger or consolidation of Borrower or Guarantor into or with any other Person.
Section 2.12.    Preference. Any payment by Borrower to Lender or Agent is held to constitute a preference under bankruptcy laws or for any reason Lender or Agent is required to refund such payment or pay such amount to Borrower or to any other Person.
Section 2.13.    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Completion Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Completion Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Completion Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final indefeasible payment and satisfaction of the Guaranteed Completion Obligations.
Section 2.14.    Independent Obligations. The obligations of Guarantor under this Guaranty are independent of Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether an action is brought against Borrower or whether Borrower is joined in any such action or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as Lender or Agent, in their sole discretion, may deem advisable. To the extent it may lawfully do so, Guarantor, on behalf of itself and on behalf of each Person claiming by, through or under Guarantor, hereby irrevocably and unconditionally waives any right to object to Agent or Lender bringing simultaneous actions to (i) recover the Guaranteed Completion Obligations against Borrower under the Loan Agreement, the Note or any other Loan Document, at law or in equity, or (ii) recover any amounts due under this Guaranty, including, without limitation, any rights of Guarantor or any Person claiming by, through or under this Guaranty, may have under Sections 1301 and 1371 of the Real Property Actions and Proceedings Law of the State of New York.
Section 2.15.    Survival. This Guaranty shall survive the exercise of remedies following an Event of Default under the Loan Agreement or the other Loan Documents, including, without limitation, a foreclosure of the Mortgage and/or Pledge Agreement and/or any exercise of remedies against any other collateral given in connection with the Loan by Lender and/or Agent, and shall remain in full force and effect until the earlier to occur of the following: (a) Final Completion, and (b) all sums due under the Loan Documents being indefeasibly paid in full to Agent, and, in each case, the Guaranteed Completion Obligations accruing through the date of the same having been fully performed and satisfied by Guarantor.
Section 2.16.    Exit Process Standstill. Notwithstanding any other provision of this Guaranty, in the event Borrower properly initiates and complies with the Exit Process under Section 10.12 of the Loan Agreement, the Standstill provisions of the Loan Agreement shall commence and continue with respect to this Guaranty and any and all enforcement hereof for the same time period and to the same extent as provided in the Loan Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
To induce Agent and Lender to enter into the Loan Documents and to extend credit to Borrower, Guarantor represents and warrants to Agent and Lender as follows:
Section 3.1.    Benefit. Allegiant Guarantor is the indirect owner of one hundred percent (100%) of the equity interests in Borrower, Sunrise Guarantor is an Affiliate of Borrower, and Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Completion Obligations.
Section 3.2.    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed, books and records regarding the financial condition of Borrower and is familiar with the Project, the Project Budget, the Plans and Specifications, the Construction Schedule and the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Completion Obligations; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
Section 3.3.    No Representation By Agent or Lender. Neither Agent, Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
Section 3.4.    Inducement. Guarantor wishes to induce Lender to make the Loan and Guarantor has determined that (i) it is in Guarantor’s best interest that Guarantor induce Lender to make the Loan by entering into this Guaranty and (ii) after giving effect to Guarantor’s probable liability on the Guaranteed Completion Obligations, Guarantor is receiving at least reasonably equivalent consideration from Lender for entering into this Guaranty. Guarantor acknowledges that it has been advised by Lender and Agent that Lender is unwilling to make the Loan unless Guarantor enters into this Guaranty.

Section 3.5.    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is not insolvent and will not after entering into and performing under this Guaranty be rendered insolvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Completion Obligations. All financial data delivered to Agent relating to Guarantor, including, without limitation those certain financial statements of Guarantor delivered to Lender in connection with the making of the Loan and as part of the reporting required thereunder, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Guarantor as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP or income tax reporting throughout the periods covered, except as disclosed therein. To the extent required to be disclosed in accordance with GAAP, Guarantor has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Guarantor from that set forth in said financial statements.
Section 3.6.    Legality. Guarantor has been duly organized since the date of its formation and is, and has been since the date of its formation been, validly existing and in good standing with requisite power and authority to transact the businesses in which it is now engaged. Guarantor is, and has been since the date of its formation, duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Guarantor has full power and authority to own its assets and conduct its business. Guarantor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. Guarantor has the requisite legal power and authority to execute, deliver and perform this Guaranty. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of Guarantor and no other proceedings or authorizations on the part of Guarantor are necessary to consummate such transactions. This Guaranty has been duly executed and delivered by Guarantor. This Guaranty is a legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar law of general application affecting the rights and remedies of creditors, and moratorium laws from time to time in effect, and except to the extent the availability of equitable relief may be subject to the discretion of the court for which any proceeding therefor may be brought.
Section 3.7.    Litigation. Except as disclosed to Lender in connection with the Loan Agreement or other Loan Documents, there is no action, suit, proceeding or investigation pending or, to the best of Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority which, if adversely determined, might materially and adversely affect the condition (financial or otherwise) or business of Guarantor (such that the ability of Guarantor to carry out the obligations contemplated by this Guaranty would be impaired).
Section 3.8.    Consent. No consent, approval or authorization under any agreement to which Guarantor is a party is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transaction contemplated hereby.
Section 3.9.    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS
Section 4.1.    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Completion Obligations. Following the occurrence and during the continuance of a Guarantor Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.
Section 4.2.    Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Agent and Lender shall have the right to prove their claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends, distributions and payments to Agent (for the benefit of Lender). Should Agent or Lender receive, for application against the Guaranteed Completion Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon the ninety-first (91st) day after irrevocable payment to Agent (for the benefit of Lender) in full of the Obligations and the Guaranteed Completion Obligations, Guarantor shall become subrogated to the rights of Agent or Lender, as applicable, to the extent that such payments to Agent or Lender, as applicable, on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Completion Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Completion Obligations which would have been unpaid if Agent or Lender, as applicable, had not received dividends or payments upon the Guarantor Claims.
Section 4.3.    Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, though except as provided in Section 4.1 above,, in the event that Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Agent and Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Agent, and Guarantor covenants promptly to pay the same to Agent.
Section 4.4.    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Loan and the Guaranteed Completion Obligations, regardless of whether such encumbrances in favor of Guarantor, Agent or Lender presently exist or are hereafter created or attach. Without the prior written consent of Agent, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Agent or Lender.

ARTICLE 5
COVENANTS
Section 5.1.    Covenants.
(a)    Until all of the Obligations and the Guaranteed Completion Obligations have been indefeasibly paid in full, Sunrise Guarantor shall not create, incur, assume or suffer to exist any Lien upon its airplanes or aircraft engines, except for: (i) Liens in existence on the date hereof securing indebtedness of Sunrise Guarantor; and (ii) Liens in connection with the incurrence of indebtedness which is not the indebtedness of another Person or entity.
(b)    Allegiant Guarantor shall not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, under any indebtedness in violation of the terms of Section 6.02 of that certain Credit and Guaranty Agreement dated February 5, 2019 between Allegiant Guarantor and Barclays Bank PLC as in effect on the date of this Agreement.
Section 5.2.    Prohibited Transactions. Guarantor shall not enter into or effectuate any transaction with any Affiliate on terms materially less favorable than would be obtained in an arms-length transaction.
Section 5.3.    Financial Statements. Guarantor shall deliver to Agent:
(a)    within 120 days after the end of each calendar year, a complete copy of Guarantor’s annual financial statements audited by KPMG, LLP or an independent accountant reasonably acceptable to Agent, including statements of income and expense and a balance sheet for Guarantor;
(b)    Simultaneous with Guarantor’s quarterly filing with the Securities Exchange Commission, financial statements (including a balance sheet as of the end of such calendar quarter and a statement of income and expense for such calendar quarter) in form filed with the Securities Exchange Commission;
(c)    Guarantor’s delivery obligations under subsections (a) and (b) shall be deemed satisfied upon Guarantor’s filing of the materials called for therein with the SEC;
(d)     within 15 days after the date filed, a complete copy of Guarantor’s tax return certified by Guarantor; and
(e)    within 10 Business Days after request by Agent, such financial information with respect to Guarantor as Agent may reasonably request from time to time (including, without limitation, any financial information as set forth in this Section 5.3).
ARTICLE 6
MISCELLANEOUS
Section 6.1.    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender or Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender and Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Section 6.2.    Notices. All notices, demands, requests, consents, approvals or other communications required, permitted or desired to be given hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement, and if to Guarantor, at the address set forth in the introductory paragraph of this Guaranty.

Section 6.3.    Governing Law; Jurisdiction; Service of Process.
(a)    THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) (EXCLUDING THE LIEN LAW OF THE STATE OF NEW YORK) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED BY THE MORTGAGE IN REAL AND PERSONAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR, AGENT AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR, AGENT AND LENDER WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR, AGENT AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:
CHRISTY SCHAEFFER
MANAGING CLERK
GREENBERG TRAURIG
METLIFE BUILDING
200 PARK AVE
NEW YORK, NEW YORK 10166
AS ITS AUTHORIZED AGENT FOR PERSONAL SERVICE OF PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. GUARANTOR FURTHER AGREES THAT PERSONAL SERVICE OF PROCESS UPON SAID AGENT AT AGENT’S ADDRESS IN THE STATE OF NEW YORK SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, IF ANY, AND (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT IN THE STATE OF NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS). NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR LENDER TO SERVE PROCESS IN ANY OTHER MANNER

PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.
Section 6.4.    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 6.5.    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.
Section 6.6.    Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender and Agent shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee, transferee or successor of Agent or Lender shall be entitled to all the benefits afforded to Agent and Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Agent, and any attempted assignment without such consent shall be null and void.
Section 6.7.    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
Section 6.8.    Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 6.9.    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Section 6.10.    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent and Lender hereunder shall be cumulative of any and all other rights that Agent and Lender may ever have against Guarantor. The exercise by Agent or Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Section 6.11.    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED COMPLETION OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR, AGENT AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT

OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS AFFECTING OR RELATING TO THE TERMS OF THIS GUARANTY AMONG OR BETWEEN GUARANTOR, AGENT AND/OR LENDER.
Section 6.12.    Waiver of Right To Trial By Jury. GUARANTOR, AGENT AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AGENT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.
Section 6.13.    Waiver of Right of Setoff. AGENT AND EACH LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL CURRENT AND FUTURE RIGHTS OF AGENT AND SUCH LENDER TO SET OFF AND APPLY ANY AND ALL BALANCES AND AMOUNTS (GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR FINAL) OF GUARANTOR ON DEPOSIT IN ANY BANK ACCOUNT OF GUARANTOR ESTABLISHED WITH AGENT OR ANY LENDER (SOLELY TO THE EXTENT THAT SUCH ACCOUNTS WERE NOT ESTABLISHED IN CONNECTION WITH THE LOAN) AGAINST ANY AND ALL OF THE OBLIGATIONS OF GUARANTOR NOW OR HEREAFTER EXISTING UNDER THIS GUARANTY OR THE OTHER LOAN DOCUMENTS UPON THE FAILURE OF BORROWER OR GUARANTOR TO PAY WHEN DUE ANY AMOUNT DUE AND OWING PURSUANT TO THIS GUARANTY OR SUCH OTHER LOAN DOCUMENT SOLELY TO THE EXTENT THAT SUCH SET OFF OR APPLICATION DOES NOT CONSTITUTE AND IS NOT OTHERWISE PART OF AN ENFORCEMENT OF THE REMEDIES GRANTED TO AGENT AND EACH LENDER PURSUANT TO THE LOAN DOCUMENTS.
Section 6.14.    Cooperation. Guarantor acknowledges that Agent and Lender may (i) sell this Guaranty, the Note and the other Loan Documents to one or more Persons as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more Persons, (iii) otherwise sell the Loan or one or more interests therein to Persons (the transactions referred to in clauses (i) through (iii) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, Guarantor shall reasonably cooperate with Agent and Lender (or cause Borrower to, in either circumstance, at Lender’s expense) in effecting any such Secondary Market Transaction and shall provide such information and materials as may be required or necessary, pursuant to Section 9.1 and Section 9.2 of the Loan Agreement. Agent and Lender shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction, provided that prior to any such disclosure of non-public or confidential information, such recipient of information (other than any rating agency) shall be required to enter into a confidentiality and nondisclosure agreement in form reasonably acceptable to Guarantor obligating the recipient to maintain the confidentiality of any non-public or confidential information received by it. It is understood that the information provided by Guarantor to Agent and Lender, may ultimately be disclosed to purchasers and potential purchasers in connection with a Secondary Market Transaction. Agent and Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Agent and Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Section 9.3 of the Loan Agreement is hereby incorporated herein as if fully set forth herein.
Section 6.15.    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise,

Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 6.16.    Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Guarantor” shall mean “Guarantor and any successor thereto, whether by operation or law or otherwise”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Agent” shall mean “Agent and any successor or assign of Agent”, (f) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (g) the word “Property” shall include any portion of the Property and any interest therein, and (h) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, such fees reasonable and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Agent or Lender in protecting their interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.
Section 6.17.    Joint and Several. If there is more than one Guarantor, the obligations of each Guarantor hereunder are joint and several.
Section 6.18.    Fully Recourse. All of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability set forth in any of the Loan Documents.
Section 6.19.    Unsecured Obligations. The obligations of Guarantor under this Guaranty are not secured by the lien of the Mortgage or the security interests or other collateral described in the Mortgage or the other Loan Documents, it being the intent of Agent and Lender to create separate obligations of Guarantor hereunder which can be enforced against Guarantor without regard to the existence of the Mortgage or other Loan Documents or the liens or security interests created therein.
Section 6.20.    Incorporation by Reference. To the extent that any provisions or defined terms contained in any other Loan Document (including, without limitation, the Loan Agreement) are used herein or incorporated by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Guaranty, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the satisfaction of the Obligations without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.
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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.
GUARANTOR:
ALLEGIANT TRAVEL COMPANY,
a Nevada corporation

By: /s/ Greg Anderson
Name: Greg Anderson
Its: SVP, Treasurer and PAO

SUNRISE ASSET MANAGEMENT, LLC,
a Nevada limited liability company

By: /s/ John Redmond
Name: John Redmond
Its: President